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                                                                EXHIBIT 3.20


                                   BYLAWS
                             OF B-V CORPORATION


                                  ARTICLE I

                           NAME, SEAL AND OFFICES


         1.1 NAME. The name of this corporation is B-V Corporation ("Corporation").

         1.2 SEAL. The seal of this Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal, Wyoming". The Board of Directors may change the form of the seal or the inscription thereon at its pleasure.

         1.3 OFFICES. The principal office of the Corporation shall be located in Alta, Wyoming. The Corporation may have such other offices, as the Board of Directors may from time to time appoint, as the purposes of the Corporation may require.

                                 ARTICLE II

                                SHAREHOLDERS

         2.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held once in every calendar year at such time and place as may be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

         2.2 SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Board of Directors or by the Shareholders holding at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting by signing, either manually or in facsimile, dating and delivering to the Corporation's secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held.

         2.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Wyoming as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Shareholders may designate any place, either within or without the State of Wyoming as the place for the holding of such meeting. If no designation is made, or if
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a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         2.4 NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting; except that if the authorized shares are to be increased, not less than thirty (30) days notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty (20) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the Shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

         2.5 MEETING OF ALL SHAREHOLDERS. If all of the Shareholders shall meet at any time and place, either within or without the State of Wyoming and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding sixty (60) and not less than thirty-five (35) days prior to the date of any meeting of Shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding sixty (60) and not less than thirty-five (35) days prior to the date of any meeting of Shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of Shareholders entitled to notice of, or to vote at, such meeting, or Shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the Shareholders of record on such date shall be the Shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of Shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of or to vote at such meeting.

         2.7 VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Corporation shall prepare, at least two (2) days after notice of the meeting is given for which the list was prepared, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Shareholder at any time during





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usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept at the Corporation's principal office, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

         2.8 QUORUM. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders, except as otherwise provided by the Wyoming Business Corporation Act and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting for a period not to exceed sixty (60) days at any one adjournment without further notice. The Shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

         2.9 MANNER OF ACTING. At any Shareholder meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote shall be the act of the Shareholders; provided, however, the affirmative vote of holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote shall be necessary for the following corporate actions:

                 (i)     Amendment to the Articles of Incorporation;

                 (ii)    Merger, consolidation or exchange of the Corporation;

                 (iii) Sale or lease, exchange or other disposition of all or substantially all of the property or assets of the Corporation; and

                 (iv)    Dissolution by act of the Corporation.

         2.10 PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the Acting Secretary of the meeting or by oral notice given by the Shareholder to the presiding officer during the meeting. The presence of a Shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         2.11 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Shareholders.

         2.12 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent,





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or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his or her administrator or personal representative, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him or her without a transfer of such shares into his or her name.

         Shares held by a minor or incompetent may be voted by the minor or incompetent in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to the vote the Secretary of the Corporation has actual knowledge that the Shareholder is a minor, or that the Shareholder has been adjudicated an incompetent or that judicial proceedings have been started for the appointment of a guardian.

         As to shares held in the names of two or more persons whether fiduciaries, members of a partnership, tenants in common, tenants by the entireties, joint tenants or otherwise or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect:

                 (i)      If only one person votes, his or her act binds all;

                 (ii) If two or more persons vote, the act of the majority so voting binds all; or

                 (iii) If two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Wyoming to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court. If a tenancy is held in unequal interests, a majority or even split for the purpose of this subparagraph (iii) shall be a majority or even split in interest.

         The effects of voting stated above shall not be applicable if the Secretary of the Corporation is given written notice of alternative voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.





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         A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to Shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         2.13 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Shareholder shall demand that voting be by ballot.

         2.14 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. The action shall be evidenced by one (1) or more written consents describing the action taken, signed, either manually or in facsimile, by the holders of the requisite number of shares entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         2.15 PARTICIPATION BY ELECTRONIC MEANS. The Shareholders may participate in any meeting of Shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                 ARTICLE III

                                  DIRECTORS

         3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

         3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of Directors shall be fixed from time to time by resolution of the Board of Directors. There may not be less than one (1) Director. Each Director shall hold office until the next annual meeting of Shareholders or until his or her successor shall have been elected and qualified.





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Directors shall be natural persons, eighteen (18) years of age or older, but need not be residents of Wyoming or Shareholders of the Corporation.

         3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of Shareholders for the purpose of organization, election of corporate officers, election or appointment of other officers, agents or employees and for any other proper business. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

         3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

         3.5 NOTICE. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each Director at his or her business address, telex or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telex or telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.6 QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting for a period not to exceed sixty (60) days without further notice.

         3.7 MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         3.8 COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.





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         3.9     INFORMAL ACTION BY DIRECTORS.  Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. Such consent shall have the same force and effect as a unanimous vote of the Directors.

         3.10 PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         3.11 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting called for that purpose. A Director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of Directors by the Shareholders and until his or her successor shall have been elected and qualified.

         3.12 RESIGNATION. Any Director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the results of the vote thereon to take effect when such resignation or resignations shall become effective.

         3.13 REMOVAL OF DIRECTORS. At a meeting called expressly for the purpose of removal of Directors, the Shareholders may remove the entire Board of Directors or any lesser number with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors.

         3.14 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.





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                                 ARTICLE IV

                                 COMMITTEES

         4.1 DESIGNATION AND AUTHORITY. The Board of Directors may adopt a resolution designating from among its members an Executive Committee and one or more other committees each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors; except no committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the Shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility Imposed by law.

         4.2 COMPENSATION. The members of any committee shall not receive any stated salary for their services as such, but by resolution of the Board of Directors a fixed reasonable sum or expenses of attendance, if any, or both, may be allowed for attendance at each regular or special meeting of such committee. The Board of Directors shall have power in its discretion to contract for and to pay to any member of any committee, rendering usual or exceptional services to the Corporation, special compensation appropriate to the value of such services.

                                  ARTICLE V

                                  OFFICERS

         5.1 NUMBER. The Officers of the Corporation shall be at least a President and a Vice President, each of whom shall be elected by the Board of Directors. Such other officers, including without limitation a Secretary and a Treasurer and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Officers of a Corporation shall be natural persons of the age of eighteen (18) years or older.

         5.2 ELECTION AND TERM OF OFFICE. The Officers cf the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.





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         5.3     REMOVAL.  Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         5.5 PRESIDENT. The President shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He or she shall preside at all meetings of the Shareholders and of the Board of Directors. The President shall have general supervision of all other officers, agents and employees of the Corporation, and in any case when the duties of the officers, agents or employees of the Corporation are not specifically prescribed by the Bylaws or by Board resolution, they shall be supervised by the President. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments, which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         5.6 THE VICE PRESIDENTS. The Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         5.7 THE TREASURER. if a Treasurer is appointed by the Board of Directors, and if required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall:

                 (a) Have charge and custody of and be responsible for all funds and securities of the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article VI of these Bylaws; and





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                 (b)      In general perform all the duties incident to the
office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         5.8 THE SECRETARY. If appointed by the Board of Directors, the Secretary shall:

                 (a) Keep the Minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

                 (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                 (c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, and execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws;

                 (d) Keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder;

                 (e) Sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                 (f) Have general charge of the stock transfer books of the Corporation; and

                 (g) In general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         5.9 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers if any shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

         5.10 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.





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                                 ARTICLE VI

                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

         6.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         6.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         6.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from lime to time be determined by resolution of the Board of Directors.

         6.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select

                                 ARTICLE VII

                 CERTIFICATES FOR SHARES AND THEIR TRANSFER

         7.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

         7.2 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, may be impressed with the corporate seal, if any, or a facsimile thereof, and shall be signed by the President and Vice President; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Corporation itself or its employee. Each Certificate shall state the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the State of Wyoming, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares reprinted thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set





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forth that such a statement or summary will be furnished to any Shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

                 The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The Corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

         7.3 CANCELLATION OF CERTIFICATES. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

         7.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any Shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation, accompanied by a written request for a new certificate. Thereupon, such Shareholder shall give a satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (but only if such bond is expressly required by the President of the Corporation) and a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

         7.5 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or these Bylaws, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Wyoming.





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

                                ARTICLE VIII

                  VOTING UPON SHARES OF OTHER CORPORATIONS

         Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to vote either in person or by proxy at any meeting of shareholders, and at any such meeting may possess and exercise all of the rights and powers incident to the ownership of such shares which, as the owner thereof, this Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person and may revoke any such powers as granted at its pleasure.

                                 ARTICLE IX

                    INDEMNIFICATION AND EXPENSES OF SUIT

         9.1 GENERAL. The Corporation shall indemnity an individual made a party to any proceeding because he or she is a director, officer, employee or agent of this Corporation against liability incurred in the proceeding if:

                 (a)      He or she conducted himself or herself in good faith;
and

                 (b) He or she reasonably believed that his or her conduct was in or at least not opposed to the best interest of this Corporation; and

                 (c) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

         9.2 BENEFIT PLANS. Indemnification shall also be provided for an individual's conduct with respect to an employee benefit plan if the individual reasonably believed his or her conduct to be in the best interests of the participants in and beneficiaries of the plan.

         9.3 ADVANCE PAYMENTS. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding if:

                 (a) The individual furnishes the Corporation with a written affirmation of his or her good faith belief that he or she has met the standards of conduct described herein;

                 (b) The individual furnishes this Corporation with a written undertaking executed personally or on his or her behalf to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

                 (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the law.

         The undertaking required by this paragraph shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

         9.4 NONEXCLUSIVE RIGHT. The indemnification and advance of expenses authorized herein shall not be exclusive to any other rights to which any director, officer, employee or agent may be entitled under any other agreement, vote of the Corporation's Shareholders or disinterested members of the Board of Directors, or otherwise. These Bylaws shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of an individual who would otherwise be entitled thereto. These Bylaws shall be interpreted as mandating indemnification and advancement of expenses to the extent permitted by law.

                                  ARTICLE X

                                 FISCAL YEAR

         The fiscal year of the Corporation shall be such twelve-month period as determined by the Board of Directors after consultation with the Corporation's independent accountant.

                                  ARTICLE XI

                                  DIVIDENDS

         The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                 ARTICLE XII

                               WAIVER OF NOTICE

         Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the law under which this Corporation is organized, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                 ARTICLE XIII

                                  AMENDMENTS

         The power to alter, amend or repeal Bylaws and to adopt new Bylaws is reserved to the Board of Directors, to be exercised by majority vote of the Board of Directors.





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